Exhibit 10.70

DEED OF TRUST, SECURITY AGREEMENT AND
FINANCING STATEMENT COVERING AS EXTRACTED COLLATERAL

Terms

Date: March 6, 2012

Grantor:  PaxAcq, Inc., a Louisiana corporation

Grantor’s Mailing Address:  295 Highway 50, Suite 2, Zephyr Cove, Douglas County, Nevada 89448

Trustee:  Jennifer D. Hamer

Trustee’s Mailing Address:  c/o Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., 10001 Woodloch Forest Drive, Suite 350, The Woodlands, Montgomery County, TX  77380

Lender:  Sanjay Kapoor and/or his assignees

Lender’s Mailing Address:  1914 Golden Gate, San Francisco, California 94115

Note:

Date: March 6, 2012

Original principal amount:  $277,500.00

Borrower:  Worthington Energy, Inc.

Lender:  Sanjay Kapoor and/or their assignees

Maturity date:  May 5, 2012

Property:  See Exhibit A attached hereto and incorporated herein for all purposes

Other Exceptions to Conveyance and Warranty:  None.

For value received and to secure payment of the Note, Grantor conveys the Property to Trustee in trust. Grantor warrants and agrees to defend the title to the Property, subject to the Other Exceptions to Conveyance and Warranty. On payment of the Note and all other amounts secured by this deed of trust, this deed of trust will have no further effect, and Lender will release it at Grantor’s expense.

Clauses and Covenants

A.           Grantor’s Obligations

Grantor agrees to-

1.           keep the Property in good repair and condition;

2.           pay all taxes and assessments on the Property before delinquency;

3.           defend title to the Property subject to the Other Exceptions to Conveyance and Warranty and preserve the lien’s priority as it is established in this deed of trust;

4.           obey all laws, ordinances, and restrictive covenants applicable to the Property; and

5.           if the lien of this deed of trust is not a first lien, pay or cause to be paid all prior lien notes and abide by or cause to be abided by all prior lien instruments.

B.           Lender’s Rights

1.           Lender may appoint in writing a substitute trustee, succeeding to all rights and responsibilities of Trustee.

2.           If the proceeds of the Note are used to pay any debt secured by prior liens, Lender is subrogated to ail the rights and liens of the holders of any debt so paid.

3.           Notwithstanding note terms to the contrary, and unless applicable law prohibits, all payments received by Lender from Grantor under the Note or this deed of trust may, at Lender’s discretion, be applied first to amounts payable under this deed of trust and then to amounts due and payable to Lender under the Note, to be applied to late charges, principal, or interest in the order Lender in its discretion determines.

4.           If there is a default on the Note or if Grantor fails to perform any of Grantor’s obligations and the default continues after any required notice of the default and the time allowed to cure, Lender may –

a.	declare the unpaid principal balance and earned interest on the Note immediately due;

b.	direct Trustee to foreclose this lien, in which case Lender or Lender’s agent will cause notice of the foreclosure sale to be given as provided by the Texas Property Code as then in effect; and

c.	purchase the Property at any foreclosure sale by offering the highest bid and then have the bid credited on the Note.

5.           Lender may remedy any default without waiving it and may waive any default without waiving any prior or subsequent default.

C.           Trustee’s Rights and Duties

If directed by Lender to foreclose this lien, Trustee will –

1.           either personally or by agent give notice of the foreclosure sale as required by the Texas Property Code as then in effect;

2.           sell and convey all or part of the Property ‘“AS IS’“ to the highest bidder for cash with a general warranty binding Grantor, subject to the Prior Lien and to the Other Exceptions to Conveyance and Warranty and without representation or warranty, express or implied, by Trustee;

3.           from the proceeds of the sale, pay, in this order –

a.	expenses of foreclosure, including a reasonable commission to Trustee;

b.	to Lender, the full amount of principal, interest, attorney’s fees, and other charges due and unpaid;

c.	any amounts required by law to be paid before payment to Grantor; and

d.	to Grantor, any balance; and

4.           be indemnified by Lender against all costs, expenses~ and liabilities incurred by Trustee for acting in the execution or enforcement of the trust created by this deed of trust, which includes all court and other costs, including attorney’s fees incurred by Trustee in defense of any action or proceeding taken against Trustee in that capacity.

D.           Security Agreement

To further secure the payment of the Note, Grantor hereby grants to Grantee a security interest in all of Grantor’s rights, titles and interests in and to the Property which consists of as-extracted collateral, including proceeds thereof (the “Collateral”).  Grantor, as Debtor, hereby agrees that this instrument shall be filed in the real property records of the Counties in which the Property is located as a financing statement to perfect the security interest of Grantee, as Secured Party, in said portions of the Collateral. The name of the record owner of the Property is the party named herein as Grantor, as Debtor.

E.           General Provisions

1.           If any of the Property is sold under this deed of trust, Grantor must immediately surrender possession to the purchaser. If Grantor fails to do so, Grantor will become a tenant at sufferance of the purchaser, subject to an action for forcible detainer.

2.           Recitals in any trustee’s deed conveying the Property will be presumed to be true.

3.           Proceeding under this deed of trust, filing suit for foreclosure, or pursuing any other remedy will not constitute an election of remedies.

4.           This lien will remain superior to liens later created even if the time of payment of all or part of the Note is extended or part of the Property is released.

5.           If any portion of the Note cannot be lawfully secured by this deed of trust, payments will be applied first to discharge that portion.

6.           Interest on the debt secured by this deed of trust will not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged or received under law. Any interest in excess of that maximum amount will be credited on the principal of the debt or, if that has been paid, refunded.  On any acceleration or required or permitted prepayment, any such excess will be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded.  This provision overrides any conflicting provisions in this and all other instruments concerning the debt.

7.           In no event may this deed of trust secure payment of any debt subject to chapters 342, 343, 345, or 346 of the Texas Finance Code or create a lien otherwise prohibited by law.

8.           When the context requires, singular nouns and pronouns include the plural.

9.           The term Note includes all extensions and renewals of the Note and all amounts secured by this deed of trust.

10.           This deed of trust binds, benefits, and may be enforced by the successors in interest of all parties.

11.           If Grantor and Borrower are not the same person, the term Grantor includes Borrower.

12.           Grantor and each surety, endorser, and guarantor of the Note waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest, and notice of protest, to the extent permitted by law.

13.           Grantor agrees to pay reasonable attorney’s fees, trustee’s fees, and court and other costs of enforcing Lender’s rights under this deed of trust if this deed of trust is placed in the hands of an attorney for enforcement.

14.           If any provision of this deed of trust is determined to be invalid or unenforceable, the validity or enforceability of any other provision will not be affected.

GRANTOR:

PaxAcq, Inc., a Louisiana corporation

By:
Name:
Title:

STATE OF TEXAS

COUNTY OF __________

This instrument was acknowledged before me on the ________ day of _________________, by _______________________, of PaxAcq, Inc., a Louisiana corporation, on behalf of said corporation.

____________________________________
Notary Public, State of Texas
Notary’s name (printed): _________________
Notary’s commission expires: ______________

AFTER RECORDING RETURN TO:

Jennifer D. Hamer Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. 10001 Woodloch Forest Drive, Suite 350 The Woodlands, TX 77380

EXHIBIT A

Mustang Island

All the interest of Mortgagor in the property and assets:

(a) An undivided 8.325% carried working interest hereby conveyed in and to the Mustang Island 818 I-1 ST Well, API 4270230224, or any replacement well (the ‘“Well’“), applying to all oil, gas, liquid hydrocarbons, sulphur, and other minerals produced or attributable to said Well, and the proceeds therefrom; and

(b) A two percent (2%) of 8/8ths overriding royalty interest in each of the Oil and Gas Leases described below (the ‘“Leases’“), apply to all oil, gas, liquid hydrocarbons, sulphur and other minerals produced from or attributable to the lands covered by each of the Leases and the lands pooled or unitized therewith, and the proceeds therefrom, free and clear of all drilling, producing and operating costs, subject to the following terms and provisions:

State of Texas Oil and Gas Lease No. 108873, covering the South One-Half of the Northwest One-Quarter (S/2 NW/4) of Tract 818-L, Gulf of Mexico, Kleberg County, Texas, containing approximately 720 acres as shown on the Official Map of the Gulf of Mexico now on file in the Texas General Land Office, Austin, Texas.  This Lease is recorded under Document 275297, Volume 391, page 811 of the Official Records of Kleberg County, Texas, and has an effective date of April 1, 2008; and

State of Texas Oil and Gas Lease No. 108874, covering the North One-Half of the Southwest One-Quarter (N/2 SW/4) of Tract 818-L, Gulf of Mexico, Kleberg County, Texas, containing approximately 720 acres as shown on the Official Map of the Gulf of Mexico now on file in the Texas General Land Office, Austin, Texas.  This Lease is recorded under Document 275296, Volume 391, page 804 of the Official Records of Kleberg County, Texas, and has an effective date of April 1, 2008; and

(c)  All of Mortgagor’s undivided right, title and interest in and to all tangible personal property, equipment, fixtures, improvements, wells, well heads, casing, tubing, pumps, motors, gauges, valves, heaters, treaters, gathering lines, flow lines, gas lines, water lines, vessels, tanks, boilers, separators, buildings, fixtures, platforms, machinery, tools, treating equipment, compressors, dehydrators, pipelines, powerlines, telephone and telegraph lines, transportation and communication facilities, rights-of-way and easements, surface leases, and other appurtenances situated upon the lands covered by the Leases and the Well.

(d)   All of Mortgagor’s undivided right, title, and interest in and to all production sales and sale related contracts, operating agreements, and other agreements, permits, and contracts that relate to the lands covered by the Leases and the Well or which relate to the exploration, development, operation, or maintenance of the Leases and the Well or the treatment, storage, transportation, or marketing of production from or allocated to the Leases and the Well.

A-1